SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Dated November 28, 2006
of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events
     As previously disclosed, in February 2006 AGCO Corporation received a subpoena from the Securities and Exchange Commission in connection with a non-public, fact-finding inquiry entitled “In the Matter of Certain Participants in the Oil for Food Program.” This subpoena requested documents concerning transactions under the United Nations Oil for Food Program by AGCO Corporation and certain of our subsidiaries. The subpoena arises from sales by AGCO’s subsidiaries of farm equipment to the Iraq ministry of agriculture. AGCO is cooperating fully with the inquiry. The subpoena does not imply that there have been any violations of the federal securities or other laws. However, should the SEC (or the U.S. Department of Justice, which is participating in the SEC’s inquiry) determine that AGCO has violated federal law, AGCO could be subject to civil or criminal fines and penalties, or both. A similar proceeding has been initiated against one of AGCO’s subsidiaries in Denmark, and on November 28, 2006, the French government initiated an investigation of one of AGCO’s subsidiaries in France. It is not possible to predict the outcome of these inquiries or the impact, if any, on AGCO.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION

Date: November 28, 2006	By:	/s/ Andrew Beck

Andrew Beck Senior Vice President and Chief Financial Officer